Exhibit 99.1

SERVISFIRST BANCSHARES, INC.

Announces Results For Third Quarter of 2016

Birmingham, Ala. – (PR Newswire) – October 17, 2016 – ServisFirst Bancshares, Inc. (NASDAQ: SFBS), today announced earnings and operating results for the quarter and nine months ended September 30, 2016.

THIRD Quarter 2016 Highlights:

▪	Diluted EPS of $0.78 for third quarter of 2016, a 28% increase year over year
▪	Net income of $59.7 million and diluted EPS of $2.23 for the nine months ended September 30, 2016
▪	Core diluted EPS* for the nine months ended September 30, 2016 increased 30% year over year as 2015 results were impacted by acquisition expenses
▪	Loans and deposits increased 15% and 26%, respectively, year over year
▪	Loans and deposits increased 10% and 36%, respectively, for the third quarter on an annualized basis

*Core measures exclude non-routine expenses during the comparative periods presented in this press release as more fully described in “GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures” below.

Tom Broughton, President and CEO, said, “We are pleased to report a solid quarter of growth in net income, loans and deposits with excellent credit quality.” Bud Foshee, CFO, stated, “Net income in our Nashville, Tennessee region has continued to grow and net operating losses in our newer regions in Atlanta, Georgia, Charleston, South Carolina and Tampa Bay, Florida decreased in the third quarter.”

FINANCIAL SUMMARY (UNAUDITED)

(in Thousands except share and per share amounts)

	Period Ending September 30, 2016	Period Ending June 30, 2016	% Change From Period Ending June 30, 2016 to Period Ending September 30, 2016	Period Ending September 30, 2015	% Change From Period Ending September 30, 2015 to Period Ending September 30, 2016
QUARTERLY OPERATING RESULTS
Net Income	$20,909	$18,876	11%	$16,266	29%
Net Income Available to Common Stockholders	$20,909	$18,853	11%	$16,233	29%
Diluted Earnings Per Share	$0.78	$0.71	10%	$0.61	28%
Return on Average Assets	1.39%	1.37%		1.38%
Return on Average Common Stockholders' Equity	16.66%	15.79%		15.52%
Average Diluted Shares Outstanding	26,939,664	26,726,284		26,506,334

YEAR-TO-DATE OPERATING RESULTS
Net Income	$59,741	$38,832		$43,790	36%
Net Income Available to Common Stockholders	$59,718	$38,809		$43,534	37%
Diluted Earnings Per Share	$2.23	$1.46		$1.65	35%
Return on Average Assets	1.43%	1.45%		1.32%
Return on Average Common Stockholders' Equity	16.60%	16.57%		14.40%
Average Diluted Shares Outstanding	26,744,959	26,646,547		26,391,100

Core Net Income*	$59,741			$45,557	31%
Core Net Income Available to Common Stockholders*	$59,718			$45,301	32%
Core Diluted Earnings Per Share*	$2.23			$1.72	30%
Core Return on Average Assets*	1.43%			1.37%
Core Return on Average Common Stockholders' Equity*	16.60%			14.99%

BALANCE SHEET
Total Assets	$6,002,621	$5,646,055	6%	$4,772,601	26%
Loans	4,657,284	4,539,338	3%	4,044,242	15%
Non-interest-bearing Demand Deposits	1,269,726	1,185,668	7%	1,029,354	23%
Total Deposits	5,081,128	4,664,795	9%	4,044,634	26%
Stockholders' Equity	507,866	489,097	4%	431,194	18%

* Core measures exclude non-routine expenses during the comparative periods presented in this press release as more fully described in "GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures" below.

DETAILED FINANCIALS

ServisFirst Bancshares, Inc. reported net income and net income available to common stockholders of $20.9 million for the quarter ended September 30, 2016, compared to net income of $16.3 million and net income available to common stockholders of $16.2 million for the same quarter in 2015. Basic and diluted earnings per common share were $0.80 and $0.78, respectively, for the third quarter of 2016, compared to $0.63 and $0.61, respectively, for the third quarter of 2015.

Return on average assets was 1.39% and return on average equity was 16.66% for the third quarter of 2016, compared to 1.38% and 15.52%, respectively, for the third quarter of 2015.

Net interest income was $47.9 million for the third quarter of 2016, compared to $45.9 million for the second quarter of 2016 and $41.9 million for the third quarter of 2015. The increase in net interest income on a linked quarter basis is attributable to a $164.0 million increase in average loans outstanding, a $107.6 million increase in non-interest-bearing deposits and a $20.0 million increase in average stockholders’ equity and other liabilities, all resulting in a positive mix change in our balance sheet. The average yield on loans increased one basis point to 4.48% on a linked quarter basis. The net interest margin in the third quarter of 2016 was 3.35%, a 16 basis point decrease from the second quarter of 2016 and 42 basis point decrease from the third quarter of 2015. The decrease in the net interest margin is primarily the result of excess liquidity in the form of large amounts in federal funds sold and funds on deposit at the Federal Reserve Bank. Average balances in these accounts increased $269.8 million on a linked quarter basis and $614.4 million when compared to the third quarter of 2015.

Average loans for the third quarter of 2016 were $4.59 billion, an increase of $164.0 million, or 4%, over average loans of $4.42 billion for the second quarter of 2016, and an increase of $660.8 million, or 17%, over average loans of $3.93 billion for the third quarter of 2015.

Average total deposits for the third quarter of 2016 were $4.98 billion, an increase of $501.9 million, or 11%, over average total deposits of $4.48 billion for the second quarter of 2016, and an increase of $1.06 billion, or 27%, over average total deposits of $3.92 billion for the third quarter of 2015.

Non-performing assets to total assets were 0.16% for the third quarter of 2016, a decrease of one basis point compared to 0.17% for the second quarter of 2016 and a decrease of 18 basis points compared to 0.34% for the third quarter of 2015. Net credit charge-offs to average loans were 0.13%, a 5 basis point decrease compared to 0.18% for the second quarter of 2016 and an eight basis point increase compared to 0.05% for the third quarter of 2015. We recorded a $3.5 million provision for loan losses in the third quarter of 2016 compared to $3.8 million in the second quarter of 2016 and $3.1 million in the third quarter of 2015. The allowance for loan loss as a percentage of total loans increased one basis point to 1.05% at September 30, 2016, compared to 1.04% at June 30, 2016 and was flat compared to 1.05% at September 30, 2015. In management’s opinion, the allowance is adequate and was determined by consistent application of ServisFirst Bank’s methodology for calculating its allowance for loan losses.

Non-interest income increased $1.1 million during the third quarter of 2016, or 28%, compared to the third quarter of 2015. Mortgage banking revenue increased by $239,000 in the third quarter of 2016, or 27%, compared to the third quarter of 2015, resulting from improved operations, translating to increased net gains on sales. Credit card income increased $593,000 in the third quarter of 2016, or 99%, compared to the third quarter of 2015, resulting from a 58% increase in the volume of spending and a 62% increase in the number of credit card accounts. We introduced a purchase card product in the fourth quarter of 2015. This new product also contributed to our increase in credit card income.

Non-interest expense for the third quarter of 2016 increased $1.9 million, or 10%, to $20.2 million from $18.2 million in the third quarter of 2015, and increased $658,000, or 3%, on a linked quarter basis. Salary and benefit expense for the third quarter of 2016 increased $363,000, or 3%, to $11.0 million from $10.6 million in the third quarter of 2015, and increased $225,000, or 2%, on a linked quarter basis. Equipment and Occupancy expense increased $525,000, or 33%, to $2.1 million in the third quarter of 2016, from $1.6 million in the third quarter of 2015. This increase in equipment and occupancy expense was attributable to new offices in our Charleston, South Carolina and Nashville, Tennessee regions, each of which were relocations from temporary facilities we previously occupied. We also accelerated depreciation of leasehold improvements in our Birmingham, Alabama headquarters building to coincide with our anticipated move date to our new headquarters building, which we anticipate will be in the second half of 2017. Professional services expense increased $514,000, or 77%, to $1.2 million in the third quarter of 2016, from $668,000 in the third quarter of 2015, primarily the result of accruals for current pending litigation. Other operating expense for the third quarter of 2016 increased $640,000, or 15%, to $5.0 million from $4.3 million in the third quarter of 2015. This was primarily the result of higher data processing expenses related to increased online banking transaction volumes and an upgrade of our correspondent banking platform, increased Federal Reserve Bank charges from our correspondent bank clearing activities and increased credit card processing expenses. We also contributed $113,000 to a Birmingham-based charitable organization as part of an investment in a new markets tax credit partnership. These increases were offset by lower costs incurred related to nonperforming loans.

Income tax expense increased $160,000, or 2%, to $8.2 million in the third quarter of 2016, compared to $8.0 million in the third quarter of 2015, and increased $1.2 million, or 6%, to $22.0 million in the nine month period ended September 30, 2016, compared to $20.9 million in the nine month period ended September 30, 2015. In the second quarter of 2016 we adopted the amendments in Accounting Standards Update 2016-09 using the modified retrospective method. We have recognized excess tax benefits from the exercise and vesting of stock options and restricted stock of $421,000 in the third quarter of 2015 and $4.7 million in the nine months ended September 30, 2016. Previously under generally accepted accounting principles, such credits were reflected within additional paid-in capital.

GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures

We recorded expenses of $2.1 million for the first quarter of 2015 related to the acquisition of Metro Bancshares, Inc. and the merger of Metro Bank with and into the Bank, and recorded an expense of $500,000 resulting from the initial funding of reserves for unfunded loan commitments for the first quarter of 2015, consistent with guidance provided in the Federal Reserve Bank’s Inter-agency Policy Statement SR 06-17. Core financial measures included in this press release are “core net income,” “core net income available to common stockholders,” “core diluted earnings per share,” “core return on average assets” and “core return on average common stockholders’ equity.” Each of these five core financial measures excludes the impact of the non-routine expenses attributable to merger expenses, the initial funding of reserves for unfunded loan commitments, and are all considered non-GAAP financial measures. Other non-GAAP financial measures included in this press release are “tangible common stockholders’ equity,” “total tangible assets,” “tangible book value per share,” and “tangible common equity to total tangible assets.” All non-GAAP financial measures are more fully explained below.

“Core net income” is defined as net income, adjusted by the net effect of the non-routine expense.

“Core net income available to common stockholders” is defined as net income available to common stockholders, adjusted by the net effect of the non-routine expense.

“Core diluted earnings per share” is defined as net income available to common stockholders, adjusted by the net effect of the non-routine expense, divided by weighted average diluted shares outstanding.

“Core return on average assets” is defined as net income, adjusted by the net effect of the non-routine expense, divided by average total assets.

“Core return of average common stockholders’ equity” is defined as net income, adjusted by the net effect of the non-routine expense, divided by average common stockholders’ equity.

“Tangible common stockholders’ equity” is defined as common stockholders’ equity, adjusted by the total of goodwill and other identifiable intangible assets.

“Total tangible assets” is defined as total assets, adjusted by the total of goodwill and other identifiable intangible assets.

“Tangible book value per share” is defined as tangible common stockholders’ equity divided by the number of common shares outstanding.

“Tangible common equity to total tangible assets” is defined as tangible common equity divided by total tangible assets.

We believe these non-GAAP financial measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP; however, we acknowledge that these non-GAAP financial measures have a number of limitations. As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other companies, including those in our industry, use. The following reconciliation table provides a more detailed analysis of the non-GAAP financial measures as of and for the nine month comparative periods ended September 30, 2016 and 2015 included in this press release. Dollars are in thousands, except share and per share data.

	As Of September 30, 2016	As Of and For the Nine Months Ended September 30, 2015
Return on average assets - GAAP		1.32%
Net income - GAAP		$43,790
Adjustments:
Merger expenses - Metro Bancshares, Inc.		2,096
Initial reserve for unfunded loan commitments		500
Tax (benefit) of adjustments		(829)
Core net income - non-GAAP*		$45,557
Average assets - GAAP		$4,430,226
Core return on average assets - non-GAAP*		1.37%

Return on average common stockholders' equity - GAAP		14.40%
Net income available to common stockholders - GAAP		$43,534
Adjustments:
Merger expenses - Metro Bancshares, Inc.		2,096
Initial reserve for unfunded loan commitments		500
Tax (benefit) of adjustments		(829)
Core net income available to common stockholders - non-GAAP*		$45,301
Average common stockholders' equity - GAAP		$404,177
Core return on average common stockholders' equity - non-GAAP*		14.99%

Diluted earnings per share - GAAP		$1.65
Weighted average shares outstanding, diluted - GAAP		26,391,100
Core diluted earnings per share - non-GAAP*		$1.72

Book value per share - GAAP	$19.31	$16.65
Total common stockholders' equity - GAAP	507,866	431,194
Adjustments:
Goodwill and other identifiable intangible assets	15,073	17,756
Tangible common stockholders' equity - non-GAAP	$492,793	$413,438
Tangible book value per share - non-GAAP	$18.73	$15.96

Stockholders' equity to total assets - GAAP	8.46%	9.03%
Total assets - GAAP	$6,002,621	$4,772,601
Adjustments:
Goodwill and other identifiable intangible assets	15,073	17,756
Total tangible assets - non-GAAP	$5,987,548	$4,754,845
Tangible common equity to total tangible assets - non-GAAP	8.23%	8.70%

* Core measures exclude non-routine expenses during the comparative periods presented in this press release as more fully described in "GAAP Reconciliation and Management Explanation on Non-GAAP Financial Measures" above.

About ServisFirst Bancshares, Inc.

ServisFirst Bancshares, Inc. is a bank holding company based in Birmingham, Alabama. Through its subsidiary ServisFirst Bank, ServisFirst Bancshares, Inc. provides business and personal financial services from locations in Birmingham, Huntsville, Montgomery, Mobile and Dothan, Alabama, Pensacola and Tampa Bay, Florida, Atlanta, Georgia, Charleston, South Carolina and Nashville, Tennessee.

ServisFirst Bancshares, Inc. files periodic reports with the U.S. Securities and Exchange Commission (SEC). Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at http://servisfirstbancshares.investorroom.com/.

Statements in this press release that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. The words "believe," "expect," "anticipate," "project," “plan,” “intend,” “will,” “would,” “might” and similar expressions often signify forward-looking statements. Such statements involve inherent risks and uncertainties. ServisFirst Bancshares, Inc. cautions that such forward-looking statements, wherever they occur in this press release or in other statements attributable to ServisFirst Bancshares, Inc., are necessarily estimates reflecting the judgment of ServisFirst Bancshares, Inc.’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Such forward-looking statements should, therefore, be considered in light of various factors that could affect the accuracy of such forward-looking statements, including: general economic conditions, especially in the credit markets and in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes in our loan portfolio and the deposit base; possible changes in laws and regulations and governmental monetary and fiscal policies, including, but not limited to, economic stimulus initiatives; the cost and other effects of legal and administrative cases and similar contingencies; possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and the value of collateral; the effect of natural disasters, such as hurricanes and tornados, in our geographic markets; and increased competition from both banks and non-bank financial institutions. The foregoing list of factors is not exhaustive. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K and our other SEC filings. If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained herein. Accordingly, you should not place undue reliance on any forward-looking statements, which speak only as of the date made. ServisFirst Bancshares, Inc. assumes no obligation to update or revise any forward-looking statements that are made from time to time.

More information about ServisFirst Bancshares, Inc. may be obtained over the Internet at http://servisfirstbancshares.investorroom.com/ or by calling (205) 949-0302.

Contact: ServisFirst Bank

Davis Mange (205) 949-3420

dmange@servisfirstbank.com

SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)

(In thousands except share and per share data)

	3rd Quarter 2016	2nd Quarter 2016	1st Quarter 2016	4th Quarter 2015	3rd Quarter 2015
CONSOLIDATED STATEMENT OF INCOME
Interest income	$54,691	$52,050	$49,961	$48,451	$46,532
Interest expense	6,773	6,159	5,782	5,290	4,670
Net interest income	47,918	45,891	44,179	43,161	41,862
Provision for loan losses	3,464	3,800	2,059	3,308	3,072
Net interest income after provision for loan losses	44,454	42,091	42,120	39,853	38,790
Non-interest income	4,791	3,847	3,435	3,475	3,738
Non-interest expense	20,162	19,504	19,290	19,002	18,248
Income before income tax	29,083	26,434	26,265	24,326	24,280
Provision for income tax	8,174	7,558	6,309	4,576	8,014
Net income	20,909	18,876	19,956	19,750	16,266
Preferred stock dividends	-	23	-	24	33
Net income available to common stockholders	$20,909	$18,853	$19,956	$19,726	$16,233
Earnings per share - basic	$0.80	$0.72	$0.76	$0.76	$0.63
Earnings per share - diluted	$0.78	$0.71	$0.75	$0.74	$0.61
Average diluted shares outstanding	26,939,664	26,726,284	26,566,810	26,595,239	26,506,334

CONSOLIDATED BALANCE SHEET DATA
Total assets	$6,002,621	$5,646,055	$5,378,599	$5,095,509	$4,772,601
Loans	4,657,284	4,539,338	4,340,900	4,216,375	4,044,242
Debt securities	377,270	347,706	362,106	370,364	334,635
Non-interest-bearing demand deposits	1,269,726	1,185,668	1,070,275	1,053,467	1,029,354
Total deposits	5,081,128	4,664,795	4,339,747	4,223,888	4,044,634
Borrowings	55,356	55,450	55,543	55,637	55,728
Stockholders' equity	$507,866	$489,097	$470,940	$449,147	$431,194

Shares outstanding	26,305,448	26,251,948	26,182,698	25,972,698	25,903,698
Book value per share	$19.31	$18.63	$17.99	$17.29	$16.65
Tangible book value per share (1)	$18.73	$18.05	$17.40	$16.70	$15.96

SELECTED FINANCIAL RATIOS
Net interest margin	3.35%	3.51%	3.57%	3.56%	3.77%
Return on average assets	1.39%	1.37%	1.53%	1.55%	1.38%
Return on average common stockholders' equity	16.66%	15.79%	17.39%	17.75%	15.52%
Efficiency ratio	38.25%	39.21%	40.51%	40.75%	40.02%
Non-interest expense to average earning assets	1.39%	1.50%	1.56%	1.56%	1.63%

CAPITAL RATIOS (2)
Common equity tier 1 capital to risk-weighted assets (3)	9.91%	9.83%	9.90%	9.72%	9.59%
Tier 1 capital to risk-weighted assets	9.92%	9.84%	9.91%	9.73%	9.60%
Total capital to risk-weighted assets	12.03%	11.98%	12.12%	11.95%	11.89%
Tier 1 capital to average assets	8.20%	8.52%	8.65%	8.55%	8.83%
Tangible common equity to total tangible assets (1)	8.23%	8.42%	8.50%	8.54%	8.70%

(1) See "GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures" for a discussion of these Non-GAAP financial measures.

(2) Regulatory capital ratios for most recent period are preliminary.

(3) Basel III final capital rules, including the new Common Equity Tier 1 Capital to Risk-Weighted Assets ratio, became effective for the Company on January 1, 2015.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Dollars in thousands)

	September 30, 2016	September 30, 2015	% Change
ASSETS
Cash and due from banks	$57,221	$50,481	13%
Interest-bearing balances due from depository institutions	553,392	165,982	233%
Federal funds sold	181,644	26,229	593%
Cash and cash equivalents	792,257	242,692	226%
Available for sale debt securities, at fair value	351,417	306,666	15%
Held to maturity debt securities (fair value of $26,912 and $28,511 at September 30, 2016 and 2015, respectively)	25,853	27,969	(8)%
Restricted equity securities	5,668	4,954	14%
Mortgage loans held for sale	6,026	5,387	12%
Loans	4,657,284	4,044,242	15%
Less allowance for loan losses	(48,933)	(42,574)	15%
Loans, net	4,608,351	4,001,668	15%
Premises and equipment, net	25,033	18,989	32%
Goodwill and other identifiable intangible assets	15,073	17,756	(15)%
Other assets	172,943	146,520	18%
Total assets	$6,002,621	$4,772,601	26%
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
Non-interest-bearing	$1,269,726	$1,029,354	23%
Interest-bearing	3,811,402	3,015,280	26%
Total deposits	5,081,128	4,044,634	26%
Federal funds purchased	344,390	228,415	51%
Other borrowings	55,356	55,728	(1)%
Other liabilities	13,881	12,630	10%
Total liabilities	5,494,755	4,341,407	27%
Stockholders' equity:
Preferred stock, Series A Senior Non-Cumulative Perpetual, par value $0.001 (liquidation preference $1,000), net of discount; no shares authorized or outstanding at September 30, 2016, and 40,000 authorized, no shares issued and outstanding at September 30, 2015	-	-
Preferred stock, par value $0.001 per share; 1,000,000 shares authorized and undesignated at September 30, 2016, and 1,000,000 shares authorized and 960,000 shares undesignated at September 30, 2015	-	-
Common stock, par value $0.001 per share; 100,000,000 shares authorized and 26,305,448 shares issued and outstanding at September 30, 2016 and 50,000,000 authorized and 25,903,698 shares issued and outstanding at September 30, 2015	26	26	-%
Additional paid-in capital	215,262	210,331	2%
Retained earnings	287,568	215,982	33%
Accumulated other comprehensive income	4,633	4,478	3%
Noncontrolling interest	377	377	-%
Total stockholders' equity	507,866	431,194	18%
Total liabilities and stockholders' equity	$6,002,621	$4,772,601	26%

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(In thousands except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Interest income:
Interest and fees on loans	$51,598	$44,401	$148,055	$125,152
Taxable securities	1,107	1,041	3,614	3,273
Nontaxable securities	823	890	2,515	2,624
Federal funds sold	347	32	630	81
Other interest and dividends	816	168	1,888	394
Total interest income	54,691	46,532	156,702	131,524
Interest expense:
Deposits	5,358	3,818	14,352	10,600
Borrowed funds	1,415	852	4,362	1,814
Total interest expense	6,773	4,670	18,714	12,414
Net interest income	47,918	41,862	137,988	119,110
Provision for loan losses	3,464	3,072	9,323	9,539
Net interest income after provision for loan losses	44,454	38,790	128,665	109,571
Non-interest income:
Service charges on deposit accounts	1,367	1,279	3,980	3,762
Mortgage banking	1,112	873	2,681	2,062
Securities gains	-	-	(3)	29
Increase in cash surrender value life insurance	770	683	2,049	1,991
Other operating income	1,542	903	3,366	2,258
Total non-interest income	4,791	3,738	12,073	10,102
Non-interest expense:
Salaries and employee benefits	10,958	10,595	32,758	30,029
Equipment and occupancy expense	2,100	1,575	6,108	4,870
Professional services	1,182	668	2,919	1,901
FDIC and other regulatory assessments	775	681	2,328	1,927
Other real estate owned expense	178	400	668	903
Merger expense	-	-	-	2,100
Other operating expense	4,969	4,329	14,175	13,264
Total non-interest expense	20,162	18,248	58,956	54,994
Income before income tax	29,083	24,280	81,782	64,679
Provision for income tax	8,174	8,014	22,041	20,889
Net income	20,909	16,266	59,741	43,790
Dividends on preferred stock	-	33	23	256
Net income available to common stockholders	$20,909	$16,233	$59,718	$43,534
Basic earnings per common share	$0.80	$0.63	$2.27	$1.70
Diluted earnings per common share	$0.78	$0.61	$2.23	$1.65

LOANS BY TYPE (UNAUDITED)

(In thousands)

	3rd Quarter 2016	2nd Quarter 2016	1st Quarter 2016	4th Quarter 2015	3rd Quarter 2015
Commercial, financial and agricultural	$1,910,777	$1,895,870	$1,799,132	$1,760,479	$1,683,819
Real estate - construction	292,721	251,144	254,254	243,267	232,895
Real estate - mortgage:
Owner-occupied commercial	1,138,308	1,117,514	1,055,852	1,014,669	978,721
1-4 family mortgage	520,394	494,733	458,032	444,134	417,012
Other mortgage	740,127	725,336	723,542	698,779	677,822
Subtotal: Real estate - mortgage	2,398,829	2,337,583	2,237,426	2,157,582	2,073,555
Consumer	54,957	54,741	50,088	55,047	53,973
Total loans	$4,657,284	$4,539,338	$4,340,900	$4,216,375	$4,044,242

SUMMARY OF LOAN LOSS EXPERIENCE (UNAUDITED)

(Dollars in thousands)

	3rd Quarter 2016	2nd Quarter 2016	1st Quarter 2016	4th Quarter 2015	3rd Quarter 2015
Allowance for loan losses:
Beginning balance	$46,998	$45,145	$43,419	$42,574	$40,020
Loans charged off:
Commercial financial and agricultural	1,270	1,412	50	2,186	388
Real estate - construction	79	355	381	161	31
Real estate - mortgage	144	191	-	463	-
Consumer	81	31	18	21	126
Total charge offs	1,574	1,989	449	2,831	545
Recoveries:
Commercial financial and agricultural	35	1	3	241	13
Real estate - construction	9	39	16	61	13
Real estate - mortgage	1	2	97	65	1
Consumer	-	-	-	1	-
Total recoveries	45	42	116	368	27
Net charge-offs	1,529	1,947	333	2,463	518
Provision for loan losses	3,464	3,800	2,059	3,308	3,072
Ending balance	$48,933	$46,998	$45,145	$43,419	$42,574

Allowance for loan losses to total loans	1.05%	1.04%	1.04%	1.03%	1.05%
Allowance for loan losses to total average loans	1.07%	1.06%	1.06%	1.05%	1.08%
Net charge-offs to total average loans	0.13%	0.18%	0.03%	0.24%	0.05%
Provision for loan losses to total average loans	0.30%	0.34%	0.20%	0.32%	0.31%
Nonperforming assets:
Nonaccrual loans	$6,647	$4,730	$6,133	$7,767	$9,850
Loans 90+ days past due and accruing	43	423	417	1	524
Other real estate owned and repossessed assets	3,035	4,260	4,044	5,392	6,068
Total	$9,725	$9,413	$10,594	$13,160	$16,442

Nonperforming loans to total loans	0.14%	0.11%	0.15%	0.18%	0.26%
Nonperforming assets to total assets	0.16%	0.17%	0.20%	0.26%	0.34%
Nonperforming assets to earning assets	0.16%	0.17%	0.20%	0.26%	0.35%
Reserve for loan losses to nonaccrual loans	736.17%	993.62%	736.10%	559.02%	432.22%

Restructured accruing loans	$6,738	$6,753	$6,763	$6,782	$8,266

Restructured accruing loans to total loans	0.14%	0.15%	0.16%	0.16%	0.20%

TROUBLED DEBT RESTRUCTURINGS (TDRs) (UNAUDITED)

(In thousands)

	3rd Quarter 2016	2nd Quarter 2016	1st Quarter 2016	4th Quarter 2015	3rd Quarter 2015
Beginning balance:	$6,753	$6,763	$7,736	$8,266	$8,279
Net (paydowns) / advances	(15)	(10)	(19)	(83)	(13)
Transfers to other real estate owned	-	-	(954)	-	-
Charge-offs	-	-	-	(447)	-
	$6,738	$6,753	$6,763	$7,736	$8,266

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(In thousands except per share data)

	3rd Quarter 2016	2nd Quarter 2016	1st Quarter 2016	4th Quarter 2015	3rd Quarter 2015
Interest income:
Interest and fees on loans	$51,598	$49,210	$47,247	$46,150	$44,401
Taxable securities	1,107	1,238	1,269	1,058	1,041
Nontaxable securities	823	834	858	875	890
Federal funds sold	347	210	73	46	32
Other interest and dividends	816	558	514	322	168
Total interest income	54,691	52,050	49,961	48,451	46,532
Interest expense:
Deposits	5,358	4,611	4,361	4,294	3,818
Borrowed funds	1,415	1,548	1,421	996	852
Total interest expense	6,773	6,159	5,782	5,290	4,670
Net interest income	47,918	45,891	44,179	43,161	41,862
Provision for loan losses	3,464	3,800	2,059	3,308	3,072
Net interest income after provision for loan losses	44,454	42,091	42,120	39,853	38,790
Non-interest income:
Service charges on deposit accounts	1,367	1,306	1,307	1,326	1,279
Mortgage banking	1,112	901	668	620	873
Securities gains	-	(3)	-	-	-
Increase in cash surrender value life insurance	770	655	624	630	683
Other operating income	1,542	988	836	899	903
Total non-interest income	4,791	3,847	3,435	3,475	3,738
Non-interest expense:
Salaries and employee benefits	10,958	10,733	11,067	8,884	10,595
Equipment and occupancy expense	2,100	2,023	1,985	1,519	1,575
Professional services	1,182	999	738	706	668
FDIC and other regulatory assessments	775	803	750	733	681
Other real estate owned expense	178	41	449	324	400
Other operating expense	4,969	4,905	4,301	6,836	4,329
Total non-interest expense	20,162	19,504	19,290	19,002	18,248
Income before income tax	29,083	26,434	26,265	24,326	24,280
Provision for income tax	8,174	7,558	6,309	4,576	8,014
Net income	20,909	18,876	19,956	19,750	16,266
Dividends on preferred stock	-	23	-	24	33
Net income available to common stockholders	$20,909	$18,853	$19,956	$19,726	$16,233
Basic earnings per common share	$0.80	$0.72	$0.76	$0.76	$0.63
Diluted earnings per common share	$0.78	$0.71	$0.75	$0.74	$0.61

AVERAGE BALANCE SHEETS AND NET INTEREST ANALYSIS (UNAUDITED)

ON A FULLY TAXABLE-EQUIVALENT BASIS

(Dollars in thousands)

	3rd Quarter 2016		2nd Quarter 2016		1st Quarter 2016		4th Quarter 2015		3rd Quarter 2015
	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (1)
Taxable	$4,564,475	4.48%	$4,406,107	4.47%	$4,230,057	4.48%	$4,113,044	4.44%	$3,915,778	4.48%
Tax-exempt (2)	21,939	4.39	16,315	4.51	10,281	5.56	9,639	4.98	9,802	4.98
Total loans, net of unearned income	4,586,414	4.48	4,422,422	4.47	4,240,338	4.48	4,122,683	4.44	3,925,580	4.48
Mortgage loans held for sale	6,724	3.79	7,323	3.62	6,084	4.63	4,362	4.27	7,714	4.32
Debt securities:
Taxable	215,250	2.06	208,113	2.38	221,722	2.29	193,982	2.16	189,941	2.17
Tax-exempt (2)	135,272	3.73	135,954	3.73	137,763	3.79	139,435	3.85	139,543	3.91
Total securities (3)	350,522	2.70	344,067	2.91	359,485	2.86	333,417	2.87	329,484	2.91
Federal funds sold	217,158	0.64	144,206	0.59	48,390	0.60	33,255	0.55	24,860	0.51
Restricted equity securities	5,658	4.01	5,659	3.62	4,962	3.81	4,954	4.24	4,954	4.16
Interest-bearing balances with banks	590,675	0.51	393,782	0.52	373,339	0.51	366,771	0.29	168,548	0.27
Total interest-earning assets	5,757,151	3.81%	5,317,459	3.97%	5,032,598	4.03%	4,865,442	3.99%	4,461,140	4.18%
Non-interest-earning assets:
Cash and due from banks	58,809		65,318		61,578		62,037		63,259
Net premises and equipment	25,000		23,241		21,023		19,609		18,961
Allowance for loan losses, accrued interest and other assets	145,804		127,640		126,491		124,241		127,778
Total assets	$5,986,764		$5,533,658		$5,241,690		$5,071,329		$4,671,136

Interest-bearing liabilities:
Interest-bearing deposits:
Checking	$696,100	0.37%	$691,776	0.36%	$665,039	0.35%	$611,521	0.30%	$593,550	0.28%
Savings	43,569	0.30	41,546	0.30	41,055	0.29	39,590	0.29	37,281	0.30
Money market	2,471,829	0.55	2,105,420	0.52	1,979,727	0.51	2,048,453	0.49	1,817,997	0.47
Time deposits	519,653	0.99	498,151	1.01	507,605	1.00	503,217	1.00	485,137	0.99
Total interest-bearing deposits	3,731,151	0.57	3,336,893	0.56	3,193,426	0.55	3,202,781	0.54	2,933,965	0.52
Federal funds purchased	436,415	0.64	505,076	0.64	441,309	0.64	295,530	0.37	246,168	0.31
Other borrowings	55,410	5.15	55,521	5.20	55,630	5.19	55,805	5.11	50,509	5.18
Total interest-bearing liabilities	4,222,976	0.64%	3,897,490	0.64%	3,690,365	0.63%	3,554,116	0.59%	3,230,642	0.57%
Non-interest-bearing liabilities:
Non-interest-bearing demand	1,250,139		1,142,541		1,077,613		1,062,795		988,756
Other liabilities	14,376		13,301		12,194		13,469		23,714
Stockholders' equity	494,248		475,917		457,218		436,928		424,113
Unrealized gains on securities and derivatives	5,025		4,409		4,300		4,021		3,911
Total liabilities and stockholders' equity	$5,986,764		$5,533,658		$5,241,690		$5,071,329		$4,671,136
Net interest spread		3.17%		3.33%		3.40%		3.40%		3.61%
Net interest margin		3.35%		3.51%		3.57%		3.56%		3.77%

(1)	Average loans include loans on which the accrual of interest has been discontinued.